Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53445 and No. 333-74170) and the Registration Statement on Form S-3 (No. 333-90326) of our report dated January 23, 2004, except for Note 20, as to which the date is March 23, 2004, with respect to the financial statements of Nanophase Technologies Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ McGladrey & Pullen LLP
McGladrey & Pullen LLP

Schaumburg, Illinois

March 30, 2004